UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934.

December 19, 2005
Date of Report (Date of Earliest Event Reported)

DNAPrint genomics, Inc.
(Exact name of Registrant as specified in charter)

Commission File Number: 0-31905

Utah	59-2780520
(State of Incorporation)	(I.R.S Employer I.D. No)

900 Cocoanut Avenue, Sarasota, FL 34236
(Address of Principal Executive Offices)

(941) 366-3400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 19, 2005, the Registrant consummated the acquisition of certain assets used in the drug and diagnostic discovery business of Toronto-based Ellipsis Biotherapeutics Corporation (“Ellipsis”). Prior to the acquisition, Ellipsis performed contract SNP genotyping for academic centers, hospitals, human health care corporations and biotech companies. Its diverse services include human, plant and animal analyses. The Registrant will use the acquired assets to continue the Ellipsis business through a wholly-owned Canadian subsidiary named Ellipsis Biotherapeutics Corporation.

The acquired assets consist of Ellipsis’ operating assets, including genotyping equipment, automated sample preparation devices, DNA preparation, measurement and amplification technologies, laboratory equipment, computers and office supplies related to these activities, the corporate premises, name and logo and certain intellectual property and committed contracts. The Registrant anticipates that the Ellipsis assets will assist with clinical genomics and genotyping. In consideration for the Ellipsis assets, the Registrant issued 6,500,000 shares of its common stock to Ellipsis and assumed Ellipsis liabilities in the approximate amount of $300,000.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In the acquisition of the Ellipsis assets, the Registrant issued 6,500,000 shares of its common stock to Ellipsis, a sophisticated investor. The transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Pursuant to Items 9.01(a)(4) and (b)(2) of Form 8-K, the Registrant will file the financial statements, if any, required by Form 8-K within 71 days after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DNAPrint genomics, Inc.

By: /s/ Richard Gabriel
Richard Gabriel, President